[UNION BANK OF CALIFORNIA LETTERHEAD]

                                        Commercial Loan Documentation Department

                                                                December 7, 1999

SVI HOLDINGS, INC.
12707 High Bluff Drive, Suite 335
San Diego, CA  92130

Dear MR. REESE:

This letter is being sent at the request of your Account Manager, LINDA WELKER, and is to confirm that Union Bank of California, N.A. ("Bank") has agreed to extend the maturity date of the TERM LOAN A ("Facility") granted to SVI HOLDINGS, INC. ("Borrower") in the principal amount of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000) originally made under a certain TERM LOAN AGREEMENT dated JUNE 3, 1999 as amended from time to time, and promissory note date JUNE 3, 1999 as amended from time to time (collectively, the "Agreement"). A copy of the note is attached.

The maturity date of the Facility is hereby extended to MARCH 3, 2000 ("New Maturity Date"). The Agreements shall be deemed modified as of the date of this letter to reflect the New Maturity Date.

All other terms and conditions of the Agreements remain in full force and effect, without waiver or modification. This extension is further conditioned upon Borrower's continued payment of (i) interest as provided in the Agreements, and (ii) any principal installments which Borrower was obligated to make prior to this extension.

Each advance request, or Borrower's continued payments of principal or interest on the outstanding balance of any term loan, constitutes Borrower's warranty that no event of default as defined in the Agreement and no condition, event or act which with the giving of notice or the passage of time or both, would constitute such an event of default, shall have occurred and be continuing or shall exist.

BANK HAS NOT COMMITTED TO MAKE ANY FURTHER EXTENSION OF THE MATURITY DATE, OR TO RENEW THE FACILITY BEYOND THE NEW MATURITY DATE. ANY FURTHER EXTENSION OR ANY RENEWAL REMAINS IN THE DISCRETION OF BANK. IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT OUR ACCOUNT MANAGER, LINDA WELKER, AT 714-565-5726.

Very truly yours,

UNION BANK OF CALIFORNIA, N.A.


By: /s/ Trudy Gerber
   -------------------------------
         TRUDY GERBER
         ASSISTANT VICE PRESIDENT